TO BE EFFECTIVE SEPTEMBER 17, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                         STRONG COMMON STOCK FUND, INC.

     The undersigned Assistant Secretary of Strong Common Stock Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Advisor Endeavor Large Cap Fund as an additional class of Common Stock, as indicated below.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.001 per share. Subject to the following paragraph the authorized shares are classified as follows:


CLASS                                       SERIES   AUTHORIZED NUMBER OF SHARES

Strong Advisor Common Stock Fund            Class A  Indefinite
                                            Class B  Indefinite
                                            Class C  Indefinite
                                            Class L  Indefinite
                                            Class Z  Indefinite
Strong Advisor Endeavor Large Cap Fund      Class A  Indefinite
                                            Class B  Indefinite
                                            Class C  Indefinite
                                            Class L  Indefinite
Strong Advisor Focus Fund                   Class A  Indefinite
                                            Class B  Indefinite
                                            Class C  Indefinite
                                            Class L  Indefinite
Strong Advisor Technology Fund              Class A  Indefinite
                                            Class B  Indefinite
                                            Class C  Indefinite
                                            Class L  Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on July 27, 2001 in accordance with Section
180.1002 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 14th day of September, 2001.


                                      STRONG COMMON STOCK FUND, INC.


                                      By: /s/GILBERT L. SOUTHWELL III
                                          Gilbert L. Southwell III, Assistant
                                          Secretary


This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051